UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2019 (November 5, 2019)

SERVICEMASTER GLOBAL HOLDINGS, INC.

 (Exact name of each registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common, par value $0.01	SERV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2019, The ServiceMaster Company, LLC (“SvM”), an indirect wholly-owned subsidiary of ServiceMaster Global Holdings, Inc., entered into a fourth amendment (the “Fourth Amendment”) to SvM’s existing credit agreement, dated as of July 1, 2014 (the “Existing Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and issuing bank, the lenders and other financial institutions party thereto, CDRSVM Holding, LLC and certain subsidiaries of SvM party thereto as guarantors. The Fourth Amendment amended and restated the Existing Credit Agreement (the “Fourth Amended and Restated Credit Agreement”) pursuant to which SvM entered into:

•	a $600 million term loan facility maturing 2026 (the “Amended Term Loan Facility”); and

•	a $400 million revolving credit facility maturing 2024 (the “Amended Revolving Credit Facility” and, together with the Amended Term Loan Facility, the ‘‘Amended Credit Facilities”).

SvM used the net proceeds from the Amended Term Loan Facility to repay approximately $171 million of debt outstanding under its previous Term Loan B due 2023, $120 million outstanding under its previous revolving credit facility due 2021, as well as $150 million from a recent short-term borrowing entered on October 4, 2019, and to pay related fees and expenses.

Maturity; Prepayments

The Amended Term Loan Facility will mature on November 5, 2026. Principal repayments of 1% per annum will be payable quarterly with the balance due at maturity. The Amended Revolving Credit Facility will mature on November 5, 2024.

Subject to certain exceptions, the Amended Term Loan Facility is subject to mandatory prepayment and reduction in an amount equal to:

•	the net cash proceeds of certain specified asset sales or dispositions by SvM and its restricted subsidiaries; and

•	50% of annual excess cash flow (as defined in the Fourth Amended and Restated Credit Agreement) for any fiscal year unless a certain first lien leverage ratio target is met.

SvM may prepay term loans under the Amended Term Loan Facility at any time and from time to time, in whole or in part, without premium or penalty, unless such prepayment is in connection with a repricing transaction (as defined in the Fourth Amended and Restated Credit Agreement) on or prior to the 6-month anniversary of the closing date of the Amended Credit Facilities, in which case a 1.0% premium shall be required to be paid.

Voluntary reductions of revolving loan commitments under the Amended Revolving Credit Facility are permitted from time to time, without premium or penalty.

Guarantees; Security

CDRSVM Holding, LLC, the direct parent of SvM, and certain direct and indirect domestic subsidiaries of SvM guarantee SvM’s obligations under the Amended Credit Facilities. The Amended Credit Facilities and the guarantees thereof are secured by substantially all of the tangible and intangible assets of SvM and the guarantors (including pledges of all the capital stock of all direct domestic subsidiaries (other than foreign subsidiary holding companies, which are deemed to be foreign subsidiaries) owned by SvM or any guarantor and of up to 65% of the capital stock of each direct foreign subsidiary owned by SvM or any guarantor), subject to certain exceptions, including but not limited to exceptions for equity interests, indebtedness or other obligations of subsidiaries, real estate or any other assets if the granting of a security interest therein would require that SvM’s 7.45% notes due August 15, 2027 and 7.25% notes due March 1, 2038 be secured.

Interest; Fees

The interest rates applicable to the loans under the Amended Term Loan Facility are based on a fluctuating rate of interest measured by reference to either, at the borrower’s option, (i) an adjusted London inter-bank offered rate (“LIBOR”) plus 1.75% per annum, or (ii) an alternate base rate (“ABR”) plus 0.75% per annum.

In connection with entering into the Amended Term Loan Facility, SvM entered into $550 million of interest rate swaps under the Amended Term Loan Facility, fixed at 3.365%.

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The interest rates applicable to the loans under the Amended Revolving Credit Facility are based on a fluctuating rate of interest measured by reference to either, at the borrower’s option, (a) if SvM has a consolidated total leverage ratio (as defined in the Fourth Amended and Restated Credit Agreement) above 2.50 (i) an adjusted LIBOR plus 1.75% per annum, or (ii) ABR plus 0.75% per annum and (b) if SvM has a consolidated total leverage ratio at or below 2.50 (i) an adjusted LIBOR plus 1.50% per annum, or (ii) ABR plus 0.50% per annum.

Covenants

The Amended Credit Facilities contain a number of covenants that, among other things, limit or restrict the ability of SvM and its material restricted subsidiaries to dispose of certain assets, incur or guarantee additional indebtedness, make dividends and other restricted payments (including redemption of our stock, prepayments of subordinated obligations and making investments), incur or maintain liens or engage in certain transactions with affiliates. The Amended Credit Facilities also restrict the ability of SvM to engage in mergers or the sale of substantially all of its assets.

Events of Default

The Amended Credit Facilities contain a number of events of default including non-payment of principal, interest or fees, violation of covenants, material inaccuracy of representations or warranties, cross payment default and cross acceleration to certain other material indebtedness, certain bankruptcy events, certain ERISA events, material invalidity of guarantees, security interests or, to the extent applicable, intercreditor arrangements, material judgments and change of control.

The foregoing description of Amended Credit Facilities is qualified in its entirety by reference to the complete terms and conditions of the Fourth Amended and Restated Credit Agreement included in the Fourth Amendment, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 concerning SvM’s direct financial obligations under the Amended Credit Facilities is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit	Description

10.1	Fourth Amendment, dated as of November 5, 2019, to the Credit Agreement, dated as of July 1, 2014, among The ServiceMaster Company, LLC, JPMorgan Chase Bank N.A., as administrative agent, the lenders and other financial institutions party thereto and certain Subsidiaries named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

November 12, 2019	By:	/s/ Anthony D. DiLucente
Anthony D. DiLucente
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description

10.1	Fourth Amendment, dated as of November 5, 2019, to the Credit Agreement, dated as of July 1, 2014, among The ServiceMaster Company, LLC, JPMorgan Chase Bank N.A., as administrative agent, the lenders and other financial institutions party thereto and certain Subsidiaries named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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